SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    October 25, 2002

OPTA FOOD INGREDIENTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-19811	04-3117634
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 Wiggins Avenue
Bedford, Massachusetts 01730

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:    (781) 276-5100

Item 5.    Other Events.

On October 28, 2002, Opta Food Ingredients, Inc. and Stake Technology Ltd. announced that they had entered into an Agreement and Plan of Merger, dated as of October 25, 2002, which sets forth the terms and conditions of the proposed acquisition of Opta Food Ingredients, Inc. by Stake Technology Ltd.

The merger agreement is incorporated herein by reference into this Item 5.

Item 7.    Financial Statements and Exhibits.

(c)    Exhibits.

2	Agreement and Plan of Merger, dated as of October 25, 2002 by and among Opta Food Ingredients, Inc., Stake Technology Ltd., and Stake Acquisition Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPTA FOOD INGREDIENTS, INC. (Registrant)

Date: November 4, 2002	/s/ SCOTT A. KUMF
Scott A. Kumf, Chief Operating Officer, Chief Financial Officer and Treasurer (principal financial and accounting officer)

EXHIBIT INDEX

Exhibit Number	Description	Sequential Page Number

2	Agreement and Plan of Merger, dated as of October 25, 2002 by and among Opta Food Ingredients, Inc., Stake Technology Ltd., and Stake Acquisition Corp.